Exhibit 10.15
Form 10-SB
Energytec, Inc.

                   ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS          )(
                                    KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF ATASCOSA    )(
AND MCMULLEN            )(

That, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, energytec.com,inc., a Nevada corporation, hereinafter referred to as "Assignor", whose address is 14785 Preston Road, Suite 550, Dallas, Texas 75240, hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS and CONVEYS unto Mable Trust, hereinafter referred to as "Assignee", whose address is 1019 Rocky Point Court, NE, Albuquerque, New Mexico 87123, and to its successors and assigns, an interest in and to the leasehold estates or working interest created by those certain Oil and Gas Leases described in the attached Exhibit "A".

For the same consideration, Assignor does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto Assignee, the same interest in all equipment, personal property, fixtures and improvements located on, used in connection with or appurtenant to the leases described in Exhibit "A", including without limitation, the wells identified in Exhibit "A" in connection with each such lease, and all the surface, wellhead and downhole equipment, tanks, pumps, tubing, casing, flowline, separators, treating facilities, and all other equipment pertaining to said leases and lands. The equipment, personal property, and fixtures are transferred to Assignee "AS IS", "WITH ALL FAULTS" AND IN THEIR PRESENT STATE OF CONDITION AND REPAIR AND ASSIGNOR EXPRESSLY NEGATES ANY IMPLIED WARRANTY OR MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, with respect to said interests in equipment, personal property and fixtures.

Assignor intends hereby to transfer and convey to Assignee, the same interest in and to the lands affected by the leases, including mineral and royalty interests, overriding royalty, net profits interests, production payments and any other economic interest owned by Assignor in the production of hydrocarbons and minerals therefrom; and the same interest in and to the pooling and unitization agreements, product purchase and sales contracts, leases, permits, rights-of way, easements, licenses, farmouts, options, and other beneficial contracts or instruments.

Without limiting the foregoing, it is the intent of this assignment to transfer to Assignee the same interest, (save and except the G. W. Henry lease as follows):

ALCOR ENERGY, INC., for itself and its heirs, has reserved from this assignment that certain tract of land known as the G. W. Henry Lease, INSOFAR AND INSOFAR ONLY as said lease covers and includes the G. W. Henry Wells Nos. 2, 3, and 4 and 20 acres in as near the shape of a square as possible around each well out of the S.S. Farm Tracts Nos. 5805, 5806, 5807, 5809, and 5810 as described in

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that  certain  assignment  from  Gertrude  (Trudy)  Carter  to Less  Hutt  dated
September 12, 1988, recorded in Volume 802, page 122, Deed Records, Atascosa County, Texas.

This assignment is subject to the terms and conditions of the original leases, all intermediate assignments affecting the leases and to depth limitations, if any, with respect to the leases. As part of the consideration for this Assignment, Assignee assumes its share of responsibility for plugging the wells identified in Exhibit "A" in accordance with all the rules and regulations of the Railroad Commission of Texas.

The actual interests assigned are specified in Exhibit A.

TO HAVE AND TO HOLD the leasehold interests described in Exhibit "A" and the related properties and assets above described, unto Assignee, its successors and assigns, forever, without warranty either express or implied.

This instrument is executed this 12 day of January, 2001, but to be effective as of September 1st, 2000, at 7:00 a.m.
                                          energytec.com,inc.
                                          /s/ Frank W. Cole
                                          Frank W. Cole, President
                                          "ASSIGNOR"

                                          /s/ R.A. Manogue
                                          Mable Trust
                                          "ASSIGNEE"

STATE OF NEW MEXICO

COUNTY OF BERNALILLO

This instrument was acknowledged before me on this the 12 day of January, 2001, by Frank W Cole, President of energytec.com,inc, A Nevada Corporation, on behalf of said corporation.

                                          /s/ Becky Coffman
                                          Notary Public, State of New Mexico

STATE OF  NEW MEXICO

COUNTY OF BARNALILLO

This instrument was acknowledged before me on the 12 day of January, 2001, by R.A. Manogue for the Trust.

                                          /s/ Becky Coffman
                                          Notary Public, State of New Mexico


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                                                                     Exhibit "A"
                                                 Assignment to James A. Nelson
                                                                    January 2001


V. Houston "A" Lease

Oil and Gas Lease dated November 27, 1978, from V.H. Houston and wife, Edith Houston, as Lessor, to Less Hutt, as Lessee, recorded in Volume 161, Page 421, Deed Records, McMullen County, Texas, covering 1019.69 acres of land, more of less, in the George Elliott survey No. 950, A-181, McMullen County, Texas, INSOFAR AS AND ONLY INSOFAR AS said lease covers and includes 240 acres, more or less, being the same lands described by Exception in that certain Partial Release of Oil and Gas Lease dated June 20, 1986, executed by Less Hutt et al., recorded in Volume 267, page 141, Deed Records, McMullen County, Texas.

      Interest Assigned:
      Wells 12A and 14A only:
            Working Interest Assigned: 0.0369700
            Revenue Interest Assigned: 0.0293937

      Depth Limitation: Surface to 7100 feet

M.I. Williams "A" Lease

Oil, Gas, and Mineral Lease dated December 5,1975, from Mary Isabella Williams, as Lessor, to Less Hutt, as Lessee, recorded in Volume 424, page 167, Deed Records, Atascosa County, Texas, covering 493 acres of land, more or less, in the L. D. Murphy Survey No. 18, A-I 382, and the J. & 0. Fisk Survey No. 958, A-25 1, Atascosa County, Texas, as more particularly described in said lease, SAVE AND EXCEPT therefrom 20 acres out of the lands covered by said lease as included in the 40-acre Williams Unit according to a Designation of Oil Unit at Volume 431, page 137, Deed Records, Atascosa County, Texas.

      Interest Assigned:
      Well 6A only
            Working Interest Assigned: 0.033280
            Revenue Interest Assigned: 0.0288926

Depth Limitation: None

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